UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 7, 2006

SHUMATE INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30291	65-0735872
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12060 FM 3083, Conroe, Texas	77301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (936) 441-5100

Excalibur Industries, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 7, 2006 at our annual meeting of stockholders, our stockholders elected two new independent directors, Steven B. Erikson and Leo B. Womack, to our board of directors. Messrs. Erickson and Womack’s biographies are set forth below:

Steven B. Erikson is a co-founder of Flowchem, Ltd., a specialty chemical provider to the pipeline industry, and has been its president since 2001. From 1998 to 2000, Mr. Erikson was the president of Red Rock Interests, Ltd., a financial advisory and investment company. From 1995 to 1998, he was an associate with Jeffries & Co. in the Corporate Finance - Energy Group. From 1990 to 1993, Mr. Erikson was a senior consultant with PriceWaterhouseCoopers in the Bankruptcy and Turnaround Group. Mr. Erikson received a Bachelor of Arts in Economics from Colorado College and a Masters of Business Administration from Rice University.

Leo B. Womack has been the President and a director of Gulf Equities Realty Advisors, Inc., a diversified real estate portfolio management company, since 1986. He has also been the Chairman and Chief Financial Officer of Fairway Medical Technologies, Inc., a medical device company and a portfolio company of the Baylor College of Medicine Venture Fund, since 1996. He has been a director of Valves Incorporated of Texas, a specialty lubricants manufacturer for pipelines, since 1975. From 1969 to 1978, Mr. Womack was a managing partner of Womack, Gilman, Ritzwaller, & Co., which later merged with Fox & Company, a national accounting firm. From 1965 to 1969, was a senior accountant at Arthur Andersen & Co. Mr. Womack has been nominated to be a director of O.I. Corporation, a publicly traded company listed on the NASDAQ Stock Market. Mr. Womack is licensed as a certified public accountant and a real estate broker. He received a bachelor of arts from Texas A&M University.
In our Current Report on Form 8-K dated January 26, 2006, we announced the nomination of A. Earl Swift to fill a vacancy on our board of directors and to become our Chairman of the board of directors and Mr. Swift was included on our ballot for election at our annual stockholders meeting on June 7, 2006. However, Mr. Swift passed away prior to the date of our annual meeting of stockholders. As such, none of the votes cast were accepted for his nomination.

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits.

99.1 Press Release dated June 12, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUMATE INDUSTRIES, INC.
(Registrant)

Date: June 13, 2006	By:	/s/ Matthew C. Flemming
Matthew C. Flemming, Chief Financial Officer, Treasurer, Secretary, and Executive Vice President

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